OMNOVA SOLUTIONS INC.

Authorization and Designation to Sign and File


Section 16 and Rule 144 Reporting Forms





	The

undersigned, James C. LeMay, an officer of OMNOVA Solutions Inc., an Ohio corporation, does hereby authorize and designate Kristine C. Syrvalin with full powers of substitution and resubstitution, to sign and file on the undersigneds behalf (i) any and all statements or reports under
Section 16
of the Securities Exchange Act of 1934, as amended (Section
16) with
respect to the ownership of equity securities of OMNOVA
Solutions Inc.,
including, without limitation, all Forms 3, 4, and 5 relating to equity securities of OMNOVA Solutions Inc. pursuant to the requirements of Section
16, and (ii) any and all notices pursuant to Rule
144 under the Securities
Act of 1933 (Rule 144) with respect to sales of shares of equity securities of OMNOVA Solutions Inc., including, without limitation, all notices of proposed sales on Form 144. This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned s reporting obligations under
Section 16 and Rule 144 cease with respect to equity securities of OMNOVA
Solutions Inc.

	In witness whereof, the
undersigned has executed
this Authorization and Designation this 9th day of September, 2002.




						/s/ James C. LeMay
						James C. LeMay